UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2006

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13582	51-0363307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, North Carolina	28027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 455-3239

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Speedway Motorsports, Inc. (the “Registrant”) approved payment of cash bonuses and commissions to certain of its executive officers. The bonuses and commissions were based upon 2006 performance and operating results. In establishing the bonus amounts, the Committee considered individual and company performance. In approving Mr. Marcus G. Smith’s commission payments, the Committee considered the commission compensation arrangement the Registrant has with him (previously filed as Exhibit 10.23 to the Registrant’s 2004 Annual Report of Form 10-K. The Committee approved of cash bonuses and commission payments for 2006 for the following executive officers as set forth below:

Name of Executive Officer	Amount
O. Bruton Smith Chairman and Chief Executive Officer	$1,450,000

H.A. Wheeler President and Chief Operating Officer	$700,000

William R. Brooks Executive Vice President, Treasurer, and Chief Financial Officer	$700,000

Marcus G. Smith Executive Vice President of National Sales And Marketing.	$825,000	(expected)

With respect to Mr. Bruton Smith, the Committee considered the following pre-established components in setting his 2006 bonus: (1) the Registrant’s meeting target return on average equity; (2) Mr. Smith’s reduction of debt to the Registrant; and (3) the Registrant’s earnings meeting or exceeding forecasted earnings. The bonuses approved for Mr. Wheeler and Mr. Brooks were based upon the achievement of 2006 performance and operating results targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: December 8, 2006	By:	/s/ J. Cary Tharrington IV
Vice President and General Counsel